UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

February 22, 2018

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Certain Executive Officers

On February 22, 2018, Stewart Information Services Corporation (the “Company”) entered into employment agreements, each effective January 1, 2018, with Patrick H. Beall and David A. Fauth in their capacities as the Company’s Group Presidents (collectively, the “Agreements” and, each, an “Agreement”). The material terms of the Agreements are summarized below:

Terms:

The terms of Messrs. Beall and Fauth’s Agreements are each one (1) year. Each Agreement extends automatically on a year-to-year basis thereafter, unless terminated by either of the parties upon 90 days’ notice prior to the end of a term.

Compensation and Benefits:

Pursuant to the terms of their respective Agreements, Messrs. Beall and Fauth are entitled to receive annual salaries of not less than $315,000 and $367,000 per year, respectively, plus customary health and welfare benefits and reimbursement of certain qualified business expenses by the Company.

Each of Messrs. Beall and Fauth are eligible to receive an annual short term incentive cash payment pursuant to an incentive plan. Under such incentive plan, Mr. Beall’s current target payout is 60% of base pay, or $189,000. Mr. Fauth’s current target payout is 75% of base pay, or $275,250. The maximum annual payment is 225% of the target payout under each Agreement. The payout amounts will be determined by the attainment towards metrics specific to the position and corporate performance.

Further, Messrs. Beall and Fauth are entitled to participate in the Company’s Long Term Incentive Plan (the “LTI Plan”). Currently, the target payouts under such plan for Mr. Beall and Mr. Fauth are 75% of their individual base pay. The awards under the plan will be paid out in the form of restricted stock awards and performance share awards. The payout amounts will be determined by the Board of Directors of the Company (the “Board”) in its discretion taking into account certain corporate performance metrics, including relative total shareholder return, compound annual growth rate of book value per share and cumulative dividends per share.

Payments Upon Qualifying Termination:

Pursuant to the terms of their respective Agreements, each executive is entitled to receive certain benefits upon the termination of their employment under certain circumstances. In the event of (i) the Company’s termination of their employment without “Cause” (as defined in the Agreements) during the term, (ii) their resignation for “Good Reason” (as defined in the Agreements) during the term, (iii) their voluntary retirement, (iv) a termination in their employment during a Change in Control Period (as defined in the Agreements) by the Company without Cause or by the executive for Good Reason, then such respective executive shall receive the following: (a) a cash payment equal to 12 months (24 months if the executive’s employment terminates without Cause or the executive resigns for Good Reason during a Change in Control Period) of the then-current salary in effect; (b) a cash payment (net after taxes paid by the executive) equal to the dollar value of the Company’s annual subsidy of continued coverage under the Company's group health plan in effect as of the date of termination for the 12-month period following the termination date; (c) a cash payment equal to the target amount (or if during a Change in Control Period, two times the target amount if the executive’s employment terminates without Cause or the executive resigns for Good Reason) under the Company’s short term incentive plan; (d) such accelerated vesting as may be provided for under the terms of the LTI Plan; (e) payments of accrued but unpaid salary, short term incentive and long-term incentive payments and accrued but unused vacation time; (f) any benefits that have vested as of the termination date as a result of participation in any of the Company’s benefit plans; (g) reimbursement of certain qualified business expenses by the Company; and (h) outplacement services (except in the case of the executive’s voluntary retirement from the Company) for a period of 12 months at a cost not to exceed $10,000.

To receive the severance and benefits provided in the event of a qualifying termination, each executive must execute a release of claims that is provided at the time of termination.

The Agreements also include non-competition and non-solicitation covenants by each executive for a twelve-month period following termination of their employment with the Company for any reason.

The foregoing description of the Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 which are incorporated herein by this reference.

Awards of Restricted Stock Units under the LTI Plan

On February 22, 2018, the Company entered into Stock Unit Award Agreements (the “Stock Unit Award Agreements”) with certain executive officers, including the named executive officers, under the Company’s LTI Plan. Pursuant to each Stock Unit Award Agreement, the recipients will receive stock units (the “Stock Units”), each of which represent a contractual right to potentially receive a share of the Company’s Common Stock (“Common Stock”), provided all of the conditions for settlement of the units have been satisfied. The Stock Unit awards to the named executive officers were as follows:

Name	Number of Units
Matthew W. Morris	9,231
John L. Killea	3,461
David C. Hisey	6,923
David A. Fauth	2,117
Patrick H. Beall	1,817

In the event dividends are paid to shareholders during the period following the grant date up and to the delivery of any Shares, the recipient shall be entitled to a payment, at the same time the shares are delivered, equal to the amount that would have been paid as dividends to the recipient had the recipient held the shares during that period. The Stock Units are subject to restrictions and forfeitures. Any Stock Units that are not vested as of the date of the executive’s termination of employment are automatically forfeited. In the event of a termination of the executive’s employment by the Company without Cause (as defined in the Stock Unit Award Agreement), by the executive for Good Reason (as defined in the Stock Unit Agreement) or due to death or disability, any Units shall be subject to special pro-rata vesting, provided that the executive has been continuously employed by the Company for at least 25% of the period covered by the vesting schedule. In the event of an executive’s voluntary retirement, any units would vest in their entirety. The Stock Units will vest and the forfeiture restrictions will lapse in substantially equal one-third increments on each of February 8, 2019, February 8, 2020 and February 8, 2021.

The foregoing description of the Stock Unit Award Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the form Stock Unit Award Agreement, filed herewith as Exhibit 10.3.

Awards of Restricted Performance Units (TSR) under the LTI Plan

On February 22, 2018, the Company entered into Restricted Performance Unit Agreements (TSR) (the “TSR Unit Agreements”) with each of its named executive officers, under the Company’s LTI Plan. Pursuant to each TSR Unit Agreement, the recipients will receive performance units (the “Performance Units”), each of which represents a contractual right to potentially receive shares of Common Stock, which the number of shares to be delivered at settlement, if any, being determined by reference to the number of Performance Units that are deemed vested. The performance reference for the Performance Units under the TSR Unit Agreements is the relative percentile ranking of total shareholder return as compared to a Board approved comparator group. Set forth below is a table of performance targets and number of Performance Units that may become vested and payable under the terms of the TSR Unit Agreements for each executive.

Name	Number of Performance Units
	Threshold	Target	Maximum
Matthew W. Morris	2,307	9,231	20,769
John L. Killea	865	3,461	7,787
David C. Hisey	1,730	6,923	15,576
David A. Fauth	529	2,117	4,763
Patrick H. Beall	454	1,817	4,088

Performance Units that are vested under the terms of the TSR Unit Agreements will be delivered following the determination of the extent to which the performance criteria have been attained. Except as to certain special circumstances set forth in the TSR Unit Agreements, executives forfeit all rights with respect to the Performance Units if the executive’s employment with the Company terminates prior to the date that the Performance Units are settled. In the event dividends are paid to shareholders during the Performance Period (January 1, 2018 through December 31, 2020), the executive will be entitled to a payment equal to such dividends, which payment shall be delivered upon the vesting of the Performance Units.

The foregoing description of the TSR Unit Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the form TSR Unit Agreement, filed herewith as Exhibit 10.4.

Awards of Restricted Performance Units (Book Value) under the LTI Plan

On February 22, 2018, the Company entered into Restricted Performance Unit Agreements (BV) (the “BV Unit Agreements”) with each of its named executive officers, under the Company’s LTI Plan. Pursuant to each BV Unit Agreement, the recipients will receive performance units (the “Performance Units”), each of which represents a contractual right to potentially receive shares of Common Stock, which the number of shares to be delivered at settlement, if any, being determined by reference to the number of Performance Units that are deemed vested. The performance reference for the Performance Units under the BV Unit Agreements is the compound annual growth rate (CAGR) book value per share and cumulative dividends per share. Set forth below is a table of performance targets and number of Performance Units that may become vested and payable under the terms of the BV Unit Agreements for each executive.

Name	Number of Performance Units
	Threshold	Target	Maximum
Matthew W. Morris	2,307	9,231	20,769
John L. Killea	865	3,461	7,787
David C. Hisey	1,730	6,923	15,576
David A. Fauth	529	2,117	4,763
Patrick H. Beall	454	1,817	4,088

Performance Units that are vested under the terms of the BV Unit Agreements will be delivered following the determination of the extent to which the performance criteria have been attained. Except as to certain special circumstances set forth in the BV Unit Agreements, executives forfeit all rights with respect to the Performance Units if the executives employment with the Company terminates prior to the date that the Performance Units are settled. In the event dividends are paid to shareholders during the Performance Period (January 1, 2018 through December 31, 2020), the executive will be entitled to a payment equal to such dividends, which payment shall be delivered upon the vesting of the Performance Units.

The foregoing description of the BV Unit Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the form BV Unit Agreement, filed herewith as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement entered as of February 22, 2018, effective as of January 1, 2018, by and between Stewart Information Services Corporation and Patrick H. Beall.

10.2	Employment Agreement entered as of February 22, 2018, effective as of January 1, 2018, by and between Stewart Information Services Corporation and David A. Fauth.

10.3	Form of Stock Unit Award Agreement.

10.4	Form of Restricted Performance Unit Agreement (TSR).

10.5	Form of Restricted Performance Unit Agreement (BV).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey Chief Financial Officer, Secretary, Treasurer

Date: February 28, 2018